As filed with the Securities and Exchange Commission on August 10, 2004 — Registration No. 333-___________________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Fentura Financial, Inc.
(Exact Name of Registrant as Specified in its Charter)

Michigan	38-2806518
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

175 North Leroy, Fenton, Michigan 48430-0725
(address of principal executive offices)

FENTURA FINANCIAL, INC. STOCK PURCHASE PLAN
(full title of plan)

Joyce A. Dunckel
Fentura Financial, Inc.
175 North Leroy
Fenton, Michigan 48430-0725
(810) 750-8725
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With copy to:
Harvey Koning, Esquire
Varnum, Riddering, Schmidt & Howlett LLP
Bridgewater Place
P.O. Box 352
Grand Rapids, Michigan 49501-0352
(616) 336-6000

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock	300,000 shares(1)	$43.625	$13,087,500	$1,659

(1)

Represents 300,000 shares of Common Stock authorized for issuance under the Fentura Financial, Inc. Stock Purchase Plan. This Registration Statement also covers such indeterminable additional number of shares as may be issuable under the Fentura Financial, Inc. Stock Purchase Plan by reason of adjustments to the number of shares covered thereby as described in its Prospectus.

(2)

For the purpose of computing the registration fee only, the price shown is based upon the price of $43.625 per share, the average of the high and low sales prices for the Common Stock of Fentura Financial, Inc. on the OTC Bulletin Board on August 5, 2004, in accordance with Rule 457(h).

Pursuant to Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933, this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Corporation hereby incorporates by reference in this Registration Statement the following documents filed by the Corporation with the Securities and Exchange Commission:

(a)	The Corporation’s latest Annual Report on Form 10-K filed pursuant to Section 13(a) of the Securities Exchange Act of 1934;

(b)

All other reports or documents filed by the Corporation pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, since the end of the fiscal year covered by the Annual Report on Form 10-K referenced to in (a) above; and

(c)

The description of the Corporation’s Common Stock is contained in the Corporation’s Registration Statement filed pursuant to Section 12 of the Exchange Act and is incorporated in this Registration Statement by reference, including any subsequent amendments or reports filed for the purpose of updating such description.

All other documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

        The Michigan Business Corporation Act and provisions of the Corporation’s Bylaws provide for indemnification of our directors and officers in a variety of circumstances against liabilities arising in connection with the performance of their duties. The Corporation’s Bylaws provide that its directors and officers are to be indemnified as of right to the fullest extent permitted under the Michigan Business Corporation Act (“MBCA”). Under the MBCA, directors, officers, employees or agents are entitled to indemnification against expenses (including attorneys’ fees) whenever they successfully defend legal proceedings brought against them by reason of the fact that they hold such a position with the corporation. In addition, with respect to actions not brought by or in the right of the corporation, indemnification is permitted under the MBCA for expenses (including attorneys’ fees), judgments, fines, penalties and reasonable settlement if it is determined that the person seeking indemnification acted in a good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to criminal proceedings, he or she had no reasonable cause to believe that his or her conduct was unlawful. With respect to actions brought by or in the right of the corporation, indemnification is permitted under the MBCA for expenses (including attorneys’ fees) and reasonable settlements, if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders; provided, indemnification is not permitted if the person is found liable to the corporation, unless the court in which the action or suit was brought has determined that indemnification is fair and reasonable in view of all the circumstances of the case.

        In addition to the available indemnification referenced above, the Corporation’s Articles of Incorporation, as amended, limit the personal liability of the members of its Board of Directors for monetary damages with respect to claims by the Corporation or its shareholders resulting from certain negligent acts or omissions.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Reference is made to the Exhibit Index which appears on Page 7.

Item 9. Undertakings

(a)     The undersigned registrant hereby undertakes:

    (1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii)        To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement; and

    (iii)        To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fenton, State of Michigan, on the 29th day of July, 2004.

FENTURA FINANCIAL, INC. By /s/Donald L. Grill Donald L. Grill, President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald L. Grill and Douglas J. Kelley, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on July 29, 2004, by the following persons in the capacities indicated.

/s/Forrest A. Shook	/s/Thomas P. McKenney
Forrest A. Shook, Chairman of the Board of Directors	Thomas P. McKenney, Vice Chairman of the Board of Directors

/s/Donald L. Grill	/s/Peggy L. Haw-Jury
Donald L. Grill, President, Chief Executive Officer and Director	Peggy L. Haw-Jury, Director

/s/J. David Karr
J. David Karr, Director	Thomas L. Miller, Director

/s/Brian P. Petty	/s/Ian W.Schonsheck
Brian P. Petty, Director	Ian W. Schonsheck, Director

/s/Douglas J. Kelley
Douglas J. Kelley, Chief Financial Officer (also
Principal Accounting Officer)

978311_3.DOC

EXHIBIT INDEX

Exhibit No.	Description

4.1	Articles of Incorporation of Fentura Financial, Inc. (Incorporated by Reference to Form 10-SB Registration Number 0-23550.)

4.2	Amendment to Articles of Incorporation of Fentura Financial, Inc.( Incorporated by Reference to Form 10-K filed on March 20, 2001)

4.3	Bylaws of Fentura Financial, Inc. (Incorporated by Reference to Form 10-SB Registration Number 0-23550.)

4.4	Specimen Stock Certificate (Incorporated by Reference to Exhibit 4.4 on Form S-3D Registration Number 333-75194)

5.1	Opinion of Varnum, Riddering, Schmidt & Howlett LLP regarding legality of securities being registered

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Varnum, Riddering, Schmidt & Howlett LLP (included in opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this registration statement)

99.1	Fentura Financial, Inc. Stock Purchase Plan

EXHIBIT 5.1

August 4, 2004

Fentura Financial, Inc.
175 North Leroy
Fenton, Michigan 48430-0725

Re:	Registration Statement on Form S-8 Relating to the Fentura Financial, Inc. Stock Purchase Plan (the “Plan”)

Gentlemen:

        With respect to the Registration Statement on Form S-8 (the “Registration Statement”) filed by Fentura Financial, Inc., a Michigan corporation (the “Company”) with the Securities and Exchange Commission, for the purpose of registering under the Securities Act of 1933, as amended, 300,000 shares of the Company’s common stock, no par value, for issuance pursuant to the Plan, we have examined such documents and questions of law we consider necessary or appropriate for the purpose of giving this opinion. On the basis of such evaluation, we advise you that in our opinion the 300,000 shares covered by the Registration Statement, at the prices described in the Registration Statement, and upon delivery of such shares and payment therefor in accordance with the terms stated in the Plan and the Registration Statement, will be duly and legally authorized, issued and outstanding, and will be fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.

Sincerely,

VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP

/s/ Varnum, Riddering, Schmidt & Howlett LLP

EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Fentura Financial, Inc. Stock Purchase Plan, of our report dated February 6, 2004, with respect to the Consolidated Financial Statements of Fentura Financial, Inc., which report is included in the 2003 Annual Report on Form 10-K of Fentura Financial, Inc.

CROWE CHIZEK AND COMPANY LLC /s/ Crowe Chizek and Company LLC

Grand Rapids, Michigan
August 6, 2004

EXHIBIT 99.1

FENTURA FINANCIAL, INC.
STOCK PURCHASE PLAN

SECTION I
Purpose of Plan

        The purpose of the Fentura Financial, Inc. Stock Purchase Plan is to encourage and assist directors and employees of the Company and the Company’s subsidiaries who wish to purchase shares of the Company’s Common Stock. The Plan provides participating directors and employees with a convenient method of purchasing shares of the Company’s Common Stock through regular deductions from payroll, retainers or fees, as applicable, or by acceptable lump sum payment. This Plan is not meant to qualify as an Internal Revenue Code Section 423 plan.

SECTION 2
Definitions

        The following words have the following meanings unless a different meaning is plainly required by the context:

2.1	“Administrator” means the Company or an agent appointed by the Company.

2.2	“Board” means the Board of Directors of the Company.

2.3	“Cash Account” means an account maintained by the Administrator to which Payroll Deductions for the benefit of the Participant are credited pending the purchase of Shares.

2.4	“Cash Credit Date” has the meaning given in Section 4.5.

2.5	“Committee” has the meaning given in Section 5.4.

2.6	“Common Stock” means the Company's company stock.

2.7	“Company” means Fentura Financial, Inc., a Michigan corporation, and its successors and assigns.

2.8	“Custodian” means The State Bank or such other bank with trust powers as may be appointed by the Company as the Custodian.

2.9	“Election Form” means a notice (in a form approved by the Committee) that an Eligible Person must complete to participate in the Plan and authorize deductions from payroll, retainers or fees, as applicable, to be made on the Eligible Person’s behalf under the Plan.

2.10	“Eligible Persons” means all members of the Board, all members of the Board of Directors of any of the Company’s subsidiaries, and all active full-time and part-time employees of the Company and its subsidiaries who are over the age of 18 and residents of Michigan.

2.11	“Fair Market Value” means the average of the closing bid prices of shares of Company’s Common stock as reported by the OTC Bulletin Board for the five most recent trading days for which there were trades preceding the Stock Purchase Date.

2.12	“Normal Compensation” means salary or wages for a standard pay period.

2.13	“Participant” means an Eligible Person who has elected to participate in the Plan.

2.14	“Payroll Deduction” has the meaning given in Section 4.4.

2.15	“Plan” means this Stock Purchase Plan.

2.16	“Plan Quarter” has the meaning given in Section 4.2.

2.17	“Plan Year” has the meaning given in Section 4.1.

2.18	“Share” means a share of Stock.

2.19	“Share Account” means an account maintained by the Administrator to which Shares or fractional shares purchased for the benefit of a Participant will be credited.

2.20	“Share Allocation Date” has the meaning given in Section 4.7.

2.21	“Stock” means the Company’s Common Stock.

2.22	“Stock Purchase Date” has the meaning given in Section 4.6.

SECTION 3
Stock Subject to the Plan

        3.1 Number of Shares of Stock. Subject to adjustment as provided in Section 3.2, the total number of Shares that may be purchased under the Plan is 300,000 shares. Such Shares shall be authorized and may be either unissued Shares or outstanding Shares. Prior to any Plan Year, the Committee may set the maximum number of Shares that may be purchased during that Plan Year. In the event the amounts contained in Participants’ Cash Accounts exceed the amount that is necessary to purchase the maximum number of Shares deemed purchasable by the Committee in any Plan Year, then the excess funds in each Cash Account shall be retained and used in the subsequent Plan Year, unless otherwise requested by the Participant whose Cash Account holds excess funds.

        3.2 Adjustments. In the event of a stock dividend, stock split, recapitalization, merger, reorganization, consolidation, combination or exchange of Shares during the term of the Plan, the number of Shares reserved and authorized to be issued under the Plan shall be adjusted proportionately, and such other adjustments shall be made as may be considered necessary or equitable by the Committee or the Board. In the event of any other change affecting the Stock, such adjustments shall be made as may be considered equitable by the Committee or the Board to give proper effect to such event.

SECTION 4
Operation of the Plan

        4.1 The Plan Year. The Plan shall operate on a fiscal year beginning on the first day of January in each year and ending on the 31st day of December of such year. Each such fiscal year is referred to herein as a “Plan Year.”

        4.2 Plan Quarters. Each Plan Year shall be divided into four quarters ending on March 31, June 30, September 30 and December 31, respectively, of such Plan Year. Each such quarter is referred to herein as a “Plan Quarter.”

        4.3 Eligible Persons. Participation under the Plan shall be open to all Eligible Persons and shall be entirely voluntary.

        4.4 Election to Participate; Payroll Deductions; Lump Sum Payments.

    (a)                      An Eligible Person may elect to participate in the Plan as of the first day of any Plan Quarter by correctly completing and returning to the Company prior to such date an Election Form authorizing the Company, the Participant’s employer, or other subsidiary of the Company to deduct a specified amount from each of such Participant’s subsequent paychecks or retainer fees (each a “Payroll Deduction”) for the purchase of Shares under the Plan. All Payroll Deductions shall be made regularly and in equal amounts and shall be credited not later than the Participant’s pay dates occurring during each Plan Quarter in which he or she is a Participant to such Participant’s Cash Account. Lump sum payments as described in 4.4(b) below shall also be credited to a Participant’s Cash Account. No amounts other than Payroll Deductions and lump sum payments authorized under this Plan may be credited to a Participant’s Cash Account. Such credits shall only constitute bookkeeping entries by the Administrator and no interest shall become due or payable on any amount contributed by or credited to any such Participant pursuant to the Plan.

    (b)               The minimum allowable Payroll Deduction shall be Ten Dollars ($10) per pay period. The maximum amount an employee-Participant may deduct is 10% of the employee’s Normal Compensation for each standard pay period. A director-Participant

(employee or non-employee) may deduct up to 100% of the director-Participant’s retainers and fees. One time only during any Plan Year, a Participant may make one lump sum payment during any Plan Quarter in any amount not less than One Hundred Dollars ($100), but not more than a maximum of Ten Thousand Dollars ($10,000). Lump sum payments must be received by the Company at least ten (10) days before the end of a Plan Quarter. In no event shall payments of any kind for credit to a Participant’s Cash Account by or on behalf of any Participant aggregate more than Ten Thousand Dollars ($10,000) by Payroll Deduction and Ten Thousand Dollars ($10,000) by lump sum contribution, or a total of Twenty Thousand Dollars ($20,000) in any calendar year.

The Committee may set a maximum dollar amount or percentage of compensation that a Participant may authorize for compensation deductions during any Plan Year.

    (c)        Each Participant shall be deemed to have authorized the same Payroll Deduction for each subsequent payroll period provided that such Participant is eligible to participate during each such payroll period. A Participant may increase or decrease his or her Payroll Deduction as of the first day of any Plan Quarter by filing prior to such date the appropriate form, in the time and manner prescribed by the Committee.

    (d)        If a person ceases to be a Participant, or if for any reason the Administrator does not carry forward to the next Plan Quarter any funds contained in a Participant’s Cash Account pursuant to this Plan or otherwise use the entire balance in a Participant’s Cash Account to purchase Shares, then such unused balance shall be returned to such person.

        4.5 Accounting for Participant Contributions. The Administrator shall cause to be established for bookkeeping purposes a “Cash Account” and a “Share Account” for each Participant. As soon as practicable on or after the last day of each Plan Quarter, but in no event later than the tenth day of the month immediately following the end of such Plan Quarter, the Administrator shall complete the credit to each Participant’s Cash Account of all of such Participant’s Payroll Deductions during the Plan Quarter (“Cash Credit Date”). The Company shall not be required to pay or accrue interest on the cash balances in any Cash Account or on the value of any Shares in any Share Account.

        4.6 Share Purchases. Within twenty (20) business days following the last day of each Plan Quarter the Administrator shall use the aggregate balance of funds credited in all Participants’ Cash Accounts as of the immediately preceding Cash Credit Date to purchase as many whole Shares as possible (the “Stock Purchase Date”), subject to any limitations described in Section 3.1 above. Such purchases shall be made directly from the Company or in the open market at the option and direction of the Committee. The purchase price for each Share purchased from the Company shall be the Fair Market Value on the date the Stock is purchased. The purchase price for Shares purchased in the open market shall be the average of the actual open market purchase price paid by the Administrator for such Shares, including any brokerage commissions, dealer mark-ups or transaction fees paid with respect to such purchase. There shall be no discount for Shares purchased under the Plan. The number of Shares purchased for each Participant will depend on the amount of the funds accumulated in the Participant’s Cash Account and the purchase price of the Shares purchased.

        4.7 Allocation of Shares and Oversubscribed Funds. As soon as practicable after all necessary Shares have been purchased pursuant to Section 4.6, the Administrator shall allocate such Shares to Participants’ Share Accounts (the date of such allocation to be referred to herein as the “Share Allocation Date”) in the following manner:

    (a)        The Administrator shall allocate full Shares and fractional Shares pro rata to the Share Account of each Participant in proportion to the balance in such Participant’s Cash Account on the immediately preceding Cash Credit Date compared to the aggregated balance in all Participant’s Cash Accounts. Such Cash Account shall be charged with the purchase price of all full or partial Shares so allocated, so that to the extent possible no cash balance shall remain in such Cash Account immediately following each Share Allocation Date. If a balance remains in any Participant’s Cash Account for any reason, including without limitation oversubscription by Participants, then that balance will either be carried forward to the next Plan Quarter or disbursed to the Participant pursuant to the provisions of this Plan.

    (b)        Until certificates for Shares are issued to a Participant, no person shall have any right to sell, assign, mortgage, pledge, hypothecate or otherwise encumber any Shares held for a Participant’s benefit in a Share Account.

        4.8 Cost of Administration. All costs of administration of the Plan are paid by the Company. Brokerage fees, dealer mark-ups and broker transaction fees are not considered to be costs of administration.

        4.9 Issuance of Share Certificates. Stock certificates for any of the whole Shares in a Participant’s Share Account may be issued to such Participant only upon receipt by the Administrator of such Participant’s written request, which request shall indicate the number of Shares (up to a maximum of the number of full Shares in such Participant’s Share Account) for which the Participant wishes to receive stock certificates. Such request shall be made on a form at the time prescribed by the Committee and shall be filed with the Administrator. The appropriate Share certificates shall be issued to such Participant in the Participant’s name only, as soon as practicable after the end of the Plan Quarter in which a qualifying request is timely made.

      4.10 Cash Dividends, Share Splits and Distributions.

    (a)        Cash Dividends. Any cash dividends attributable to Shares allocated to a Participant’s Share Account as of the record date for which such cash dividends are declared shall be credited to such Participant’s Cash Account as of the dividend payment date and shall be applied to Share purchases and allocations on the next Share Allocation Date in accordance with Sections 4.6 and 4.7 hereof.

    (b)        Share Distributions and Share Splits. Any Share distributions and Share splits attributable to Shares allocated to a Participant’s Share Account as of the Share distribution record date or the Share split effective date shall be credited directly to such Participant’s Share Account as of the record date and the effective date, respectively, of such Share distributions and such Share splits.

    (c)        Share Rights and Warrants. The Company may, from time to time and in the exercise of its sole discretion, declare rights or warrants with respect to Shares. Following and as of the record date for determining those shareholders of record entitled to receive rights or warrants with respect to their Shares, the Company shall issue and the Administrator shall allocate such rights or warrants directly to the appropriate Participants as though the Shares allocated to the Share Account of each such Participant were held of record by such Participant. Certificates representing such rights or warrants, if any such certificates have been authorized by the Board, may be issued to each such Participant pursuant to the procedures set forth in Section 4.9 hereof.

        4.11 Voting Rights. Participants shall have the same rights to vote Shares credited to their Share Accounts on matters affecting the Company as do other shareholders of the Company. If any such matter is submitted to the shareholders for a vote, then following the record date for any shareholder meeting at which such vote is to occur the Administrator shall advise the Company of the number of Participants for whom Shares are held in Share Accounts on such record date, and the Company shall furnish the Administrator with sufficient sets of proxy soliciting materials for one set to be delivered to each Participant with Shares held in a Share Account. The Administrator shall forward one such set to each Participant for whom allocated Shares are being held, and shall request voting instructions from each such Participant. Upon receipt of such voting instructions, the Administrator shall vote each Participant’s Shares as instructed. If no voting instructions are received from a Participant, the Administrator shall not vote any Share allocated to such Participant’s Share Account.

      4.12 Records and Reports to Participants.

    (a)        The Administrator shall cause to be maintained books of account and records of all transactions under the Plan, and such books and records shall be open to inspection and audit by such person or persons as the Committee may designate. On or before March 31 of each year, the Administrator shall file with the Company’s Treasurer a written report setting forth all receipts, disbursements and other transactions effected on behalf of the Plan during the preceding Plan Year, including a description of all Shares purchased and the cost of all such Shares. Such report shall also disclose any liabilities of the Plan and shall show, as of the close of such Plan Year, the values of the Cash Account and Share Account of each Participant together with the record of Share certificates delivered to each such Participant during such Plan Year. The Administrator shall have the right to maintain one or more bank accounts for Payroll Deductions, and to make deposits in and withdrawals therefrom in connection with the administration of the Plan.

(b) An annual report shall be provided to each Participant within 90 days after the close of each Plan Year, showing for the Plan Year just ended:

    (i)        the aggregate amount of Payroll Deductions for such Participant;

(ii) the aggregate amount of cash dividends credited to the Cash Account of such Participant;

(iii) the number of whole and fractional Shares acquired for the Share Account of such Participant (including the amounts of Share distributions or Share splits so allocated or credited);

(iv) the average cost per Share of Shares purchased for such Participant;

(v) the number of Shares, if any, for which certificates were delivered to such Participant; and

(vii) the beginning and ending balances in the Share Account and Cash Account of such Participant.

        4.13 Termination of Participation. A Participant may elect at any time to terminate his or her participation in the Plan on written notice given to the Company or subsidiary of the Company of which the Participant is an employee or director (“Notice of Termination”). Termination of employment or service as a director with the Company or a subsidiary of the Company shall automatically terminate participation in the Plan. Settlement of the Cash Account and Share Account of any Participant who gives Notice of Termination or whose employment or service as a director has terminated (by death, retirement or otherwise) shall be made as of the beginning of the Plan Quarter following the Plan Quarter in which such Notice of Termination is given or such termination occurred.

    (a)        As soon as practicable after the close of the Plan Quarter in which Notice of Termination is given or such termination occurred, the Committee shall deliver to such former Participant a certificate for the number of full Shares allocated to such former Participant’s Share Account and not previously distributed, together with a check for the sum of (i) any remaining cash balance in such former Participant’s Cash Account and (ii) the value of any fractional Shares allocated to such former Participant’s Share Account.

    (b)        In the event of a Participant’s death, settlement shall be made to such Participant’s designated beneficiary, if any. If no beneficiary has been designated, or if such beneficiary does not survive such Participant, settlement shall be made to such Participant’s duly appointed legal representative after the satisfaction of any applicable legal requirements.

    (c)        Upon any termination by a Participant, the Participant shall cease to be a Participant and his or her Election Form shall be revoked insofar as subsequent compensation deductions are concerned. Furthermore, any Participant who ceases to be a Participant under the Plan may not elect again to become a Participant until the expiration of the Plan Quarter following the Plan Quarter in which the Participant ceased to be a Participant under the Plan.

SECTION 5
General Provisions

        5.1 Rights Not Transferable. No right or interest of any Participant under the Plan or in the Participant’s Cash Account or Share Account shall be assignable or transferable in full or in part, except by will, by the laws of descent or distribution or by other operation of law.

        5.2 Amendment of the Plan. The Board may at any time, and from time to time, amend the Plan in any respect.

        5.3 Termination of the Plan. The Company may, by action of the Board, terminate the Plan at any time. Notice of termination shall be given to all Participants but any failure to give notice shall not impair the termination. Upon termination of the Plan, all amounts in Cash Accounts and Shares in Share Accounts of Participants shall be refunded or distributed as soon as practicable, but no more than 45 days after such termination, to the Participants.

        5.4 Administration. The Plan shall be administered by a committee or administrators (the “Committee”) composed of one or more persons appointed by the Board. The members of the Committee are appointed by the Board and serve at the pleasure of the Board. The Committee may establish from time to time such regulations, provisions and procedures, consistent with the terms of the Plan, as in the opinion of the Committee may be advisable in the administration of the Plan. The Committee may appoint one or more administrators of the Plan. The initial Administrators of the Plan shall be the President and Chief Executive Officer, Chief Financial Officer, and the Corporate Secretary and Investor Relations Officer.